Exhibit 99.1 Supplemental Operating and Financial Data For the Quarter Ended March 31, 2015 Terrace Office Park - Austin, Texas

Supplemental Operating and Financial Data
For the Quarter Ended March 31, 2015

About the Company

TIER REIT, Inc. is a self-managed, Dallas, Texas-based real estate investment trust whose goal is to maximize total return to stockholders through the combination of stock appreciation and income derived from a sustainable distribution. TIER's investment strategy is to acquire, develop, and operate a portfolio of best-in-class office properties in select markets across the U.S. that consistently lead the nation in population and office-using employment growth. As of March 31, 2015, we owned interests in 34 operating office properties, one recently developed non-operating office property and one retail property, located in 17 markets throughout the United States with a total of 14.1 million rentable square feet.

Senior Management

Scott W. Fordham	Chief Executive Officer and President
Dallas E. Lucas	Chief Financial Officer and Treasurer
William J. Reister	Chief Investment Officer and Executive Vice President
Telisa Webb Schelin	Chief Legal Officer, Executive Vice President and Secretary
James E. Sharp	Chief Accounting Officer and Executive Vice President

Where to Get More Information:

Kelly Sargent	Vice President - Investor Relations

By Phone:
(972) 483-2400

By Email:
ir@tierreit.com

By Mail:
17300 Dallas Parkway, Suite 1010
Dallas, Texas 75248

after August 31, 2015, please contact us at our new address:

5950 Sherry Lane, Suite 700
Dallas, Texas 75225

Website:
www.tierreit.com

 Supplemental Operating and Financial Data For the Quarter Ended March 31, 2015 Table of Contents: Overview and Highlights Overview .................................................................................................................1 Financial Highlights .................................................................................................2-3 Consolidated Balance Sheets .................................................................................4 Consolidated Statements of Operations .................................................................5 Consolidated Statements of Discontinued Operations ............................................6 Calculation of FFO, MFFO, and FAD ......................................................................7 Calculation of EBITDA ............................................................................................8 Joint Venture Financial Summary ...........................................................................9 Same Store Analysis ...............................................................................................10 Schedule of Properties Owned ...............................................................................11 Net Operating Income by Market ............................................................................12 Net Asset Value Summary ......................................................................................13 Selected Non-Stabilized Properties ........................................................................14 Significant Tenants ..................................................................................................15 Industry Diversification ............................................................................................16 Leasing Leasing Activity .......................................................................................................17-18 Lease Expirations ...................................................................................................19-20 Occupancy Trends ..................................................................................................21 Capital Expenditures Leasing Cost Analysis .............................................................................................22 Leasing Cost Trend Analysis...................................................................................23 Development, Leasing, and Capital Expenditures Summary ..................................24 Other Information Summary of Land Held for Future Development .....................................................25 Acquisition and Disposition Activities ......................................................................26 Summary of Financing ............................................................................................27 Principal Payments by Year ....................................................................................28 Definitions of Non-GAAP Financial Measures ........................................................29-31 Forward Looking Statements This supplemental operating and financial data report contains forward-looking statements relating to the business and financial outlook of TIER REIT, Inc. that are based on current expectations, estimates, forecasts and projections and are not guarantees of future performance. Statements contained herein may be impacted by a number of risks and uncertainties, including the company’s ability to rent space on favorable terms, its ability to address debt maturities and fund its capital requirements, the value of its assets, its anticipated capital expenditures, and other matters. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, as well as other factors described in the Risk Factors section of TIER REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Overview For the Quarter Ended March 31, 2015 Quarterly Highlights and Financial Results • FFO for the first quarter 2015 was $16.9 million, as compared to $14.5 million for the first quarter 2014, an increase of $2.4 million, or 16.6% Same Store Cash NOI for the first quarter 2015 was $31.7 million, as compared to $29.6 million for the first quarter of 2014, an increase of $2.1 million, or 7.1% • Property Results • Occupancy at March 31, 2015, was 88.4%, an increase of 40 basis points from December 31, 2014 • Leased 316,000 square feet - 137,000 square feet of renewals, 68,000 square feet of expansion space, and 111,000 square feet of new leasing Real Estate Activities • Sold One & Two Chestnut Place (Worcester, Massachusetts) for $14.0 million, resulting in $0.1 million in impairment • Sold 250 West Pratt (Baltimore, Maryland) for $63.5 million, resulting in a gain on sale of $8.6 million Capital Market Activities • Paid off $168.3 million of debt secured by ten properties • Entered into two forward starting interest rate swaps for a combined notional value of $275.0 million that mature in May 2022 The swaps will fix 30-day LIBOR at 1.77% in connection with anticipated borrowings from an expansion of our credit facility • On March 25, 2015, we announced that our board of directors authorized the company to pursue a listing of its common stock on a national securities exchange • On June 2, 2015, we filed articles of amendment to effect a 1-for-6 reverse stock split of our existing common stock. Supplemental Operating and Financial Data TIER REIT 1st Quarter Page 1

Financial Highlights
(in thousands, except per share data, effective rent data, and number of properties)

	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Portfolio Summary:					
(at our ownership %, unless otherwise noted)					
Total operating office properties	34	37	37	38	38
Rentable square feet (100%) (operating properties)	13,624	14,304	15,291	15,501	15,501
Rentable square feet (own %) (operating properties)	12,487	13,167	14,154	14,364	14,364
Occupancy %	88%	88%	87%	86%	85%
Executed % SF leased	90%	89%	89%	87%	86%
Economic % SF leased	82%	82%	82%	81%	82%
Average effective rent/square feet	$ 25.95	$ 26.02	$ 26.13	$ 25.79	$ 25.84

	Three Months Ended				
	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Financial Results:					
Revenue	$ 74,047	$ 72,870	$ 70,456	$ 69,518	$ 68,298
Base rent	$ 55,674	$ 53,522	$ 51,898	$ 51,068	$ 50,754
Free rent	$ (5,118)	$ (3,705)	$ (2,264)	$ (2,499)	$ (2,554)
NOI	$ 36,113	$ 37,378	$ 35,518	$ 34,684	$ 31,768
Net income (loss) attributable to common stockholders (2)	$ (5,892)	$ 45,806	$ (16,355)	$ (17,279)	$ (29,614)
Diluted earnings (loss) per common share (1) (2)	$ (0.12)	$ 0.92	$ (0.33)	$ (0.35)	$ (0.59)
FFO attributable to common stockholders	$ 16,904	$ 3,107	$ 17,071	$ 19,066	$ 14,470
Diluted FFO per common share (2)	$ 0.34	$ 0.06	$ 0.34	$ 0.38	$ 0.29
MFFO attributable to common stockholders	$ 12,810	$ 13,407	$ 16,785	$ 16,214	$ 11,459
Diluted MFFO per common share (2)	$ 0.26	$ 0.27	$ 0.34	$ 0.32	$ 0.23
FAD attributable to common stockholders	$ 1,054	$ (2,759)	$ 1,958	$ 1,505	$ (5,497)
FAD per common share (2)	$ 0.02	$ (0.06)	$ 0.04	$ 0.03	$ (0.11)
EBITDA	$ 34,738	$ 40,941	$ 40,026	$ 41,036	$ 36,305
Weighted average common shares outstanding - basic (2)	49,891	49,877	49,877	49,877	49,871
Weighted average common shares outstanding - diluted (2)	50,066	49,996	49,996	49,937	49,990
Selected Additional Trend Information:					
Renewal % based on square feet	74%	89%	75%	49%	62%
Distributions declared on common shares	$ —	$ —	$ —	$ —	$ —
Annualized distribution yield	0.0%	0.0%	0.0%	0.0%	0.0%

(1) In periods of net loss from continuing operations there are no dilutive securities and diluted earnings (loss) per common share is calculated using weighted average common shares outstanding - basic as the denominator.

(2) All periods presented have been adjusted to reflect the reverse stock split that occurred on June 2, 2015.

Occupancy % represents the total square footage subject to commenced leases as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).

Executed % SF leased represents the total square footage subject to commenced leases plus the square footage for currently vacant space that is subject to executed leases that have not commenced as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).

Economic % SF leased represents the total square footage subject to commenced leases as of the reporting date adjusted to exclude the square footage associated with leases receiving rental abatements as a percentage of the total rentable square feet (at our ownership interest).

Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest.

This section includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. Quantitative reconciliations of the differences between the non-GAAP financial measures presented and the most directly comparable GAAP financial measures are shown on pages 7-8. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company's financial condition and results of operations can be found on pages 29-31.

Supplemental Operating and Financial Data
TIER REIT
1st Quarter
Page 2

Financial Highlights (continued)
(in thousands)

	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Selected Balance Sheet Items:					
Total book value of real estate (1)	$ 1,609,953	$ 1,768,766	$ 2,008,569	$ 2,029,715	$ 2,030,540
Cash and cash equivalents	$ 5,764	$ 31,442	$ 923	$ 1,183	$ 31,260
Unconsolidated cash and cash equivalents (at ownership %)	$ 2,480	$ 3,355	$ 3,621	$ 3,127	$ 2,752
Restricted cash	$ 32,761	$ 35,324	$ 49,654	$ 47,404	$ 51,129
Total assets	$ 2,116,165	$ 2,211,183	$ 2,340,502	$ 2,363,565	$ 2,401,199
Mortgage notes payable (1)	$ 903,475	$ 1,069,085	$ 1,445,017	$ 1,470,951	$ 1,494,281
Revolving credit facility and term loan	$ 221,000	$ 125,000	$ 20,000	$ —	$ —
Notes payable classified as held for sale	$ 96,824	$ 97,257	$ —	$ —	$ —
Unconsolidated debt (at ownership %)	$ 59,870	$ 60,253	$ 60,625	$ 60,988	$ 61,346
Total liabilities	$ 1,338,198	$ 1,423,023	$ 1,599,724	$ 1,606,773	$ 1,627,418
Common stock outstanding at period end (5)	49,901	49,877	49,877	49,877	49,877
OP units and vested restricted stock units outstanding at period end (5)	78	78	78	72	72
Restricted stock outstanding at period end (5)	192	119	119	119	128
Capitalization:					
Market capitalization (2)	$ 1,343,444	$ 1,342,808	$ 1,258,883	$ 1,258,726	$ 1,258,726
Total debt (3)	$ 1,281,169	$ 1,351,595	$ 1,525,642	$ 1,531,939	$ 1,555,627
Net debt (4)	$ 1,272,925	$ 1,316,798	$ 1,521,098	$ 1,527,629	$ 1,521,615
Total capitalization	$ 2,624,613	$ 2,694,403	$ 2,784,525	$ 2,790,665	$ 2,814,353
Net debt/total capitalization	48%	49%	55%	55%	54%

	Three Months Ended				
	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Ratios:					
NOI margin %	48.8%	51.3%	50.4%	49.9%	46.5%
Fixed charge coverage	1.65	1.53	1.46	1.50	1.34
Interest coverage	1.93	1.89	1.79	1.83	1.64
Net debt/annualized estimated full period EBITDA for properties owned at period end	9.57x	8.51x	9.58x	9.31x	10.49x
Net debt/normalized annualized estimated full period EBITDA for properties owned at period end	8.94x	8.45x	9.57x	9.30x	10.44x

(1) Excludes book value of real estate and notes payable classified as held for sale.

(2) Market capitalization is equal to outstanding shares (common stock, OP units, and vested restricted stock units, as if converted) times our estimated stock value of $25.20 per share through October 2014 or $26.88 per share beginning in November 2014, as reported in Quarterly Reports on Form 10-Q filed on November 5, 2013, and November 3, 2014, respectively and reflect the reverse stock split that occurred on June 2, 2015.

(3) Includes book value of mortgage notes payable, the revolving credit facility and term loan, notes payable classified as held for sale, and TIER REIT's ownership share of unconsolidated debt.

(4) Total debt less cash and cash equivalents.

(5) All periods presented have been adjusted to reflect the reverse stock split that occurred on June 2, 2015.

Supplemental Operating and Financial Data

TIER REIT

1st Quarter
Page 3

Consolidated Balance Sheets
(in thousands, except share and per share data)

	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Assets					
Real estate					
Land	$ 249,030	$ 286,430	$ 318,058	$ 316,897	$ 316,941
Buildings and improvements, net	1,360,923	1,482,336	1,690,511	1,644,088	1,653,436
Real estate under development	—	—	—	68,730	60,163
Total real estate	1,609,953	1,768,766	2,008,569	2,029,715	2,030,540
Cash and cash equivalents	5,764	31,442	923	1,183	31,260
Restricted cash	32,761	35,324	49,654	47,404	51,129
Accounts receivable, net	75,466	83,380	100,601	99,272	98,346
Prepaid expenses and other assets	7,222	7,129	8,033	7,234	7,211
Investments in unconsolidated entities	39,422	39,885	41,420	41,443	41,371
Deferred financing fees, net	10,690	10,783	7,130	8,101	9,043
Acquired above-market leases, net	163	2,019	4,442	5,229	5,724
Other lease intangibles, net	77,480	92,671	117,556	121,781	124,342
Other intangible assets, net	2,114	2,144	2,174	2,203	2,233
Assets associated with real estate held for sale	255,130	137,640	—	—	—
Total assets	$ 2,116,165	$ 2,211,183	$ 2,340,502	$ 2,363,565	$ 2,401,199
Liabilities and equity					
Liabilities:					
Notes payable	$ 903,688	$ 1,069,323	$ 1,445,018	$ 1,470,974	$ 1,494,324
Term loan	125,000	125,000	—	—	—
Revolving credit facility	96,000	—	20,000	—	—
Unamortized mark to market premium (discount)	(213)	(238)	(1)	(23)	(43)
Total notes payable	1,124,475	1,194,085	1,465,017	1,470,951	1,494,281
Accounts payable	1,118	2,790	5,543	6,549	5,828
Payables to related parties	2,257	2,041	1,820	1,650	1,675
Accrued liabilities	65,713	77,375	86,174	84,696	82,034
Acquired below-market leases, net	14,381	16,984	19,618	21,318	22,921
Deferred tax liabilities	2,551	2,880	760	923	1,187
Other liabilities	23,246	18,525	20,792	20,686	19,492
Obligations associated with real estate held for sale	104,457	108,343	—	—	—
Total liabilities	1,338,198	1,423,023	1,599,724	1,606,773	1,627,418
Commitments and contingencies					
Series A Convertible Preferred Stock	4,626	4,626	2,700	2,700	2,700
Equity:					
Preferred stock	—	—	—	—	—
Convertible stock	—	—	—	—	—
Common stock, $.0001 par value per share, 382,499,000 shares authorized (1)	5	5	5	5	5
Additional paid-in capital (1)	2,646,147	2,645,927	2,647,535	2,647,215	2,646,944
Cumulative distributions and net loss attributable to common stockholders	(1,868,447)	(1,862,555)	(1,910,287)	(1,893,932)	(1,876,653)
Accumulated other comprehensive loss	(5,336)	(788)	—	—	—
Stockholders' equity	772,369	782,589	737,253	753,288	770,296
Noncontrolling interests	972	945	825	804	785
Total equity	773,341	783,534	738,078	754,092	771,081
Total liabilities and equity	$ 2,116,165	$ 2,211,183	$ 2,340,502	$ 2,363,565	$ 2,401,199
Common stock, number of shares issued and outstanding (1)	49,901,013	49,877,350	49,877,350	49,877,350	49,877,350

(1) All periods have been adjusted to reflect the reverse stock split that occurred on June 2, 2015.

Supplemental Operating and Financial Data
TIER REIT
1st Quarter
Page 4

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended				
	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Revenue					
Rental income	$ 69,773	$ 68,093	$ 67,995	$ 66,477	$ 65,397
Straight-line rent revenue adjustment	2,350	2,637	817	1,312	1,698
Lease incentives	192	528	77	151	38
Above- and below-market rent amortization	1,187	1,070	648	1,002	1,045
Lease termination fees	545	542	919	576	120
Total revenue	74,047	72,870	70,456	69,518	68,298
Expenses					
Property related expenses	24,244	23,596	21,718	22,711	24,709
Real estate taxes	11,419	9,757	11,051	10,055	9,758
Property management fees	2,271	2,139	2,169	2,068	2,063
Total property operating expenses	37,934	35,492	34,938	34,834	36,530
Interest expense	14,889	15,618	15,257	15,364	15,343
Amortization of deferred financing costs	877	750	623	634	439
Amortization of mark to market	21	131	68	67	65
Total interest expense	15,787	16,499	15,948	16,065	15,847
General and administrative	5,884	4,799	4,147	4,300	4,346
Amortization of restricted shares and units	535	363	369	311	354
Straight-line rent expense adjustment	(7)	(6)	(5)	(5)	(5)
Acquisition expense	2	86	4	—	—
Asset impairment losses	132	4,940	—	—	—
Real estate depreciation and amortization	30,022	31,016	29,232	28,561	28,161
Total expenses	90,289	93,189	84,633	84,066	85,233
Interest and other income	146	82	89	97	249
Loss on early extinguishment of debt	(36)	(426)	—	—	—
Loss from continuing operations before income taxes and equity in operations of investments	(16,132)	(20,663)	(14,088)	(14,451)	(16,686)
Benefit (provision) for income taxes	76	73	(36)	59	(68)
Equity in operations of investments	243	522	431	795	88
Loss from continuing operations	(15,813)	(20,068)	(13,693)	(13,597)	(16,666)
Discontinued operations:					
Income (loss) from discontinued operations	1,305	(18,318)	(6,713)	(3,703)	(12,991)
Gain on sale of discontinued operations	8,606	86,195	4,026	—	—
Income (loss) from discontinued operations	9,911	67,877	(2,687)	(3,703)	(12,991)
Net income (loss)	(5,902)	47,809	(16,380)	(17,300)	(29,657)
Noncontrolling interests - continuing operations	27	32	32	20	24
Noncontrolling interests - discontinued operations	(17)	(109)	(7)	1	19
Accretion of Series A Convertible Preferred Stock	—	(1,926)	—	—	—
Net income (loss) attributable to common stockholders	$ (5,892)	$ 45,806	$ (16,355)	$ (17,279)	$ (29,614)
Basic and diluted weighted average common shares outstanding (1)	49,891,436	49,877,350	49,877,350	49,877,350	49,871,464
Basic and diluted earnings (loss) per common share:					
Continuing operations (1)	$ (0.32)	$ (0.44)	$ (0.27)	$ (0.27)	$ (0.33)
Discontinued operations (1)	0.20	1.36	(0.06)	(0.08)	(0.26)
Basic and diluted earnings (loss) per common share (1)	$ (0.12)	$ 0.92	$ (0.33)	$ (0.35)	$ (0.59)
Net income (loss) attributable to common stockholders:					
Continuing operations (1)	$ (15,786)	$ (21,962)	$ (13,661)	$ (13,577)	$ (16,642)
Discontinued operations (1)	9,894	67,768	(2,694)	(3,702)	(12,972)
Net income (loss) attributable to common stockholders (2)	$ (5,892)	$ 45,806	$ (16,355)	$ (17,279)	$ (29,614)

(1) All periods presented have been adjusted to reflect the reverse stock split that occurred on June 2, 2015.

Supplemental Operating and Financial Data TIER REIT 1st Quarter Page 5

Consolidated Statements of Discontinued Operations
(in thousands)

	Three Months Ended				
	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Revenue					
Rental income	$ 6,035	$ 13,238	$ 14,808	$ 15,282	$ 15,433
Straight-line rent revenue adjustment	428	435	(451)	55	(136)
Lease incentives	—	(102)	(109)	(102)	(105)
Above- and below-market rent amortization	—	73	79	107	109
Lease termination fees	—	149	116	164	75
Total revenue	6,463	13,793	14,443	15,506	15,376
Expenses					
Property related expenses	2,636	4,671	5,041	4,405	5,168
Real estate taxes	941	2,521	2,392	2,514	2,798
Property management fees	168	368	434	458	478
Total property operating expenses	3,745	7,560	7,867	7,377	8,444
Interest expense	1,415	4,134	5,231	5,192	5,155
Amortization of deferred financing costs	45	107	144	125	125
Amortization of mark to market	(49)	(49)	(48)	(47)	(46)
Total interest expense	1,411	4,192	5,327	5,270	5,234
Asset impairment losses	—	—	—	—	8,225
Real estate depreciation and amortization	—	6,165	7,013	6,559	6,461
Total expenses	5,156	17,917	20,207	19,206	28,364
Interest and other income (expense)	(2)	(4)	(3)	(3)	(3)
Loss on early extinguishment of debt	—	(14,190)	(946)	—	—
Income (loss) before gain on sale of discontinued operations	1,305	(18,318)	(6,713)	(3,703)	(12,991)
Gain on sale of discontinued operations	8,606	86,195	4,026	—	—
Income (loss) from discontinued operations	$ 9,911	$ 67,877	$ (2,687)	$ (3,703)	$ (12,991)

Supplemental Operating and Financial Data
TIER REIT
1st Quarter
Page 6

Calculation of FFO, MFFO, and FAD
(in thousands, except per share data)

	Three Months Ended				
Funds from operations (FFO)	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Net income (loss)	$ (5,902)	$ 47,809	$ (16,380)	$ (17,300)	$ (29,657)
Net (income) loss attributable to noncontrolling interests	10	(77)	25	21	43
Accretion of Series A Convertible Preferred Stock	—	(1,926)	—	—	—
Adjustments (1):					
Real estate depreciation and amortization - consolidated	30,022	37,181	36,245	35,120	34,622
Real estate depreciation and amortization - unconsolidated joint ventures	1,287	1,307	1,275	1,278	1,301
Impairment of depreciable real estate assets	132	4,940	—	—	8,225
Gain on sale of depreciable real estate	(8,606)	(86,195)	(4,026)	—	—
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	(39)	68	(68)	(53)	(64)
FFO attributable to common stockholders	$ 16,904	$ 3,107	$ 17,071	$ 19,066	$ 14,470
Modified funds from operations (MFFO)					
FFO attributable to common stockholders	$ 16,904	$ 3,107	$ 17,071	$ 19,066	$ 14,470
Adjustments (1):					
Acquisition expenses	2	86	4	—	—
Straight-line rent adjustments	(2,850)	(3,141)	(411)	(1,646)	(1,765)
Above- and below-market rent amortization	(1,289)	(1,244)	(827)	(1,210)	(1,250)
Loss on early extinguishment of debt	36	14,616	946	—	—
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	7	(17)	2	4	4
MFFO attributable to common stockholders	$ 12,810	$ 13,407	$ 16,785	$ 16,214	$ 11,459
Funds available for distribution (FAD)					
MFFO attributable to common stockholders	$ 12,810	$ 13,407	$ 16,785	$ 16,214	$ 11,459
Adjustments (1):					
Recurring capital expenditures	(13,247)	(19,468)	(16,056)	(15,864)	(17,963)
Amortization of deferred financing fees and mark to market	936	982	831	823	628
Amortization of restricted shares and units	535	363	369	311	354
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	20	31	29	21	25
Accretion of Series A Convertible Preferred Stock	—	1,926	—	—	—
FAD attributable to common stockholders	$ 1,054	$ (2,759)	$ 1,958	$ 1,505	$ (5,497)
Weighted average common shares outstanding - basic (2)	49,891	49,877	49,877	49,877	49,871
Weighted average common shares outstanding - diluted (2)	50,066	49,996	49,996	49,937	49,990
Diluted FFO per common share (2)	$ 0.34	$ 0.06	$ 0.34	$ 0.38	$ 0.29
Diluted MFFO per common share (2)	$ 0.26	$ 0.27	$ 0.34	$ 0.32	$ 0.23
FAD per common share (2)	$ 0.02	$ (0.06)	$ 0.04	$ 0.03	$ (0.11)

(1) Adjustments represent our pro rata share of consolidated and unconsolidated amounts, including discontinued operations.

(2) All periods presented have been adjusted to reflect the reverse stock split that occurred on June 2, 2015.

Supplemental Operating and Financial Data
TIER REIT
1st Quarter
Page 7

Calculation of EBITDA
(in thousands, except fixed charge coverage)

	Three Months Ended				
	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Net income (loss) attributable to common stockholders	$ (5,892)	$ 45,806	$ (16,355)	$ (17,279)	$ (29,614)
Adjustments:					
Noncontrolling interests (OP units & vested restricted stock units)	(10)	77	(36)	(25)	(43)
Accretion of Series A Convertible Preferred Stock	—	1,926	—	—	—
Interest expense - consolidated (including discontinued operations)	16,304	19,752	20,488	20,933	20,121
Interest expense - unconsolidated joint ventures	615	631	635	633	630
Amortization of deferred financing costs - consolidated (including discontinued operations)	922	857	767	382	941
Amortization of deferred financing costs - unconsolidated joint ventures	13	13	13	12	13
Mark to market - consolidated (including discontinued operations)	(28)	82	20	20	19
Mark to market - unconsolidated joint ventures	17	18	19	20	20
Total interest expense	17,843	21,353	21,942	22,000	21,744
Tax (benefit) provision - consolidated (including discontinued operations)	(76)	(73)	36	(59)	68
Tax (benefit) provision - unconsolidated joint ventures	2	3	(1)	1	2
Depreciation and amortization - consolidated (including discontinued operations)	30,022	37,181	36,245	35,120	34,622
Depreciation and amortization - unconsolidated joint ventures	1,287	1,307	1,275	1,278	1,301
Impairment losses	132	4,940	—	—	8,225
Gain on sale of real estate	(8,606)	(86,195)	(4,026)	—	—
Loss on early extinguishment of debt	36	14,616	946	—	—
EBITDA	34,738	40,941	40,026	41,036	36,305
Adjustments:					
EBITDA from properties disposed before period end	(1,488)	(2,974)	(336)	(16)	(36)
Full quarter adjustment for acquired properties	—	723	—	—	—
Estimated full period EBITDA from properties owned at period end	33,250	38,690	39,690	41,020	36,269
Adjustments:					
Costs incurred in connection with listing activities	503	104	—	—	—
Non-cash write-off of tenant receivables	1,829	163	64	54	175
Normalized estimated full period EBITDA from properties owned at period end	$ 35,582	$ 38,957	$ 39,754	$ 41,074	$ 36,444
Fixed charges					
Interest expense	$ 17,843	$ 21,353	$ 21,942	$ 22,000	$ 21,744
Capitalized interest incurred (1)	176	338	428	427	430
Interest expense	18,019	21,691	22,370	22,427	22,174
Principal payments (excludes debt payoff)	3,059	5,038	5,026	4,867	4,889
Fixed charges	$ 21,078	$ 26,729	$ 27,396	$ 27,294	$ 27,063
Interest coverage	1.93	1.89	1.79	1.83	1.64
Fixed charge coverage	1.65	1.53	1.46	1.50	1.34

(1) Excludes capitalized interest funded from Two BriarLake Plaza construction loan.

Supplemental Operating and Financial Data
TIER REIT
1st Quarter
Page 8

Joint Venture Financial Summary
As of and for the Quarter Ended March 31, 2015
(dollars in thousands)

	Unconsolidated Joint Ventures at TIER REIT Ownership Share		
	Paces West	Wanamaker Building	
Ownership % during the period	10.00%	60.00%	
Ownership % at period end	10.00%	60.00%	Total
Results of Operations			
Rental income	$ 280	$ 3,622	$ 3,902
Straight-line rent revenue adjustment	39	26	65
Above- and below-market rent amortization	—	102	102
Other income	1	25	26
Total revenue	320	3,775	4,095
Property related expenses	108	1,390	1,498
Real estate taxes	23	386	409
Property management fees	7	104	111
NOI	**182**	**1,895**	**2,077**
Interest expense	89	526	615
Amortization of deferred financing costs	3	22	25
Amortization of mark to market	—	17	17
Real estate depreciation and amortization	127	1,160	1,287
Interest income and other expense	—	5	5
Provision for income taxes	—	2	2
Net income (loss)	**(37)**	**163**	**126**
Intercompany eliminations			
Eliminate amortization of deferred financing costs	—	12	12
Eliminate property management fees	1	104	105
Adjusted net income (loss)	(36)	279	243
Adjustments:			
Real estate depreciation and amortization	127	1,160	1,287
Funds from operations	**91**	**1,439**	**1,530**
Adjustments:			
Straight-line rent revenue adjustment	(39)	(26)	(65)
Above- and below-market rent amortization	-	(102)	(102)
Modified funds from operations	**$ 52**	**$ 1,311**	**$ 1,363**
Balance Sheet Information			
Real estate book value	$ 6,489	$ 100,467	$ 106,956
Accumulated depreciation	(576)	(21,743)	(22,319)
Real estate book value after depreciation	$ 5,913	$ 78,724	$ 84,637
Cash and cash equivalents	$ 70	$ 2,410	$ 2,480
Assets	$ 8,074	$ 99,737	$ 107,811
Debt (1)	$ 6,500	$ 52,141	$ 58,641
Equity	$ 1,240	$ 38,182	$ 39,422

(1) All joint venture debt is non-recourse. Debt is shown net of mark to market adjustments.

Supplemental Operating and Financial Data
TIER REIT
1st Quarter
Page 9

Same Store Analysis
(in thousands, except property count)

	Three Months Ended			
Same Store GAAP NOI:	31-Mar-15	31-Mar-14	Favorable/ (Unfavorable)	% Change
Revenues:				
Total revenue	$ 69,990	$ 67,065	$ 2,925	
Less: Lease termination fees	545	120	425	
	69,445	66,945	2,500	3.7%
Expenses:				
Property operating expenses (less tenant improvement demolition costs)	22,687	23,309	622	2.7%
Real estate taxes	10,605	9,585	(1,020)	-10.6%
Property management fees	2,185	2,034	(151)	-7.4%
Property expenses	35,477	34,928	(549)	-1.6%
Same Store GAAP NOI	$ 33,968	$ 32,017	$ 1,951	6.1%
Same Store Cash NOI:				
Less:				
Straight-line rent adjustments	1,297	1,439	(142)	
Above- and below-market rent amortization	1,008	1,018	(10)	
Same Store Cash NOI	$ 31,663	$ 29,560	$ 2,103	7.1%
Occupancy % at period end (% owned)	88.9%	85.5%		
Consolidated operating properties	29			
Rentable square feet (% owned)	10,552			

Same Store GAAP NOI and Same Store Cash NOI reconciliation:		
Net loss	$ (5,902)	$ (29,657)
Adjustments:		
Interest expense	15,787	15,847
Asset impairment losses	132	—
Tenant improvement demolition costs	52	746
General and administrative	5,884	4,346
Amortization of restricted shares and units	535	354
Straight-line rent expense adjustment	(7)	(5)
Acquisition expense	2	—
Real estate depreciation and amortization	30,022	28,161
Interest and other income	(146)	(249)
Loss on early extinguishment of debt	36	—
Provision (benefit) for income taxes	(76)	68
Equity in operations of investments	(243)	(88)
(Income) loss from discontinued operations	(1,305)	12,991
Gain on sale of assets	(8,606)	—
Net operating income (NOI)	36,165	32,514
Net operating income of non same store properties	(1,652)	(377)
Lease termination fees	(545)	(120)
Same Store GAAP NOI	33,968	32,017
Straight-line rent revenue adjustment	(1,297)	(1,439)
Above- and below-market rent amortization	(1,008)	(1,018)
Same Store Cash NOI	$ 31,663	$ 29,560

Supplemental Operating and Financial Data
TIER REIT
1st Quarter Page 10

Schedule of Properties Owned
at March 31, 2015
(in thousands, except average effective rent $/RSF)

Property (% owned, if not 100%)	Location	Rentable SF (100%)	Rentable SF (own %)	Occupancy %	Average Effective Rent	Average Effective Rent $/RSF	% of NRA (own %)	% Average Effective Rent (own %)
Terrace Office Park	Austin, TX	619	619	92.9%	$ 20,261	$ 35.25	5.0%	7.1%
Austin		619	619	92.9%	20,261	$ 35.25	5.0%	7.1%
5950 Sherry Lane	Dallas, TX	197	197	85.3%	5,075	$ 30.27	1.6%	1.8%
Burnett Plaza	Fort Worth, TX	1,025	1,025	80.8%	18,518	$ 22.34	8.2%	6.5%
Centreport Office Center	Fort Worth, TX	133	133	100.0%	1,715	$ 12.87	1.1%	0.6%
Dallas/Fort Worth		1,355	1,355	83.3%	25,308	$ 22.40	10.9%	8.8%
Loop Central	Houston, TX	575	575	93.7%	10,296	$ 19.11	4.6%	3.6%
One & Two Eldridge Place	Houston, TX	519	519	99.2%	16,760	$ 32.52	4.2%	5.8%
One BriarLake Plaza	Houston, TX	502	502	97.2%	19,915	$ 40.78	4.0%	7.0%
Three Eldridge Place	Houston, TX	305	305	100.0%	12,302	$ 40.22	2.4%	4.3%
Houston		1,901	1,901	97.2%	59,273	$ 32.07	15.2%	20.7%
Paces West (10%)	Atlanta, GA	646	65	83.1%	1,057	$ 19.61	0.5%	0.4%
Atlanta		646	65	83.1%	1,057	$ 19.61	0.5%	0.4%
Bank of America Plaza	Charlotte, NC	891	891	88.6%	18,776	$ 23.79	7.1%	6.6%
Charlotte		891	891	88.6%	18,776	$ 23.79	7.1%	6.6%
Buena Vista Plaza	Burbank, CA	115	115	100.0%	4,347	$ 37.76	0.9%	1.5%
Los Angeles		115	115	100.0%	4,347	$ 37.76	0.9%	1.5%
Forum Office Park	Louisville, KY	328	328	98.2%	5,412	$ 16.81	2.6%	1.9%
Hurstbourne Place	Louisville, KY	235	235	80.4%	3,501	$ 18.50	1.9%	1.2%
One Oxmoor Place	Louisville, KY	135	135	95.6%	2,857	$ 22.11	1.1%	1.0%
Hurstbourne Park	Louisville, KY	104	104	100.0%	2,177	$ 20.86	0.8%	0.8%
Steeplechase Place	Louisville, KY	77	77	90.9%	1,173	$ 16.77	0.6%	0.4%
Lakeview	Louisville, KY	76	76	94.7%	1,396	$ 19.33	0.6%	0.5%
Hunnington	Louisville, KY	62	62	56.5%	604	$ 17.11	0.5%	0.2%
Louisville		1,017	1,017	90.6%	17,120	$ 18.56	8.1%	6.0%
Plaza at MetroCenter	Nashville, TN	361	361	91.4%	5,567	$ 16.86	2.9%	1.9%
Nashville		361	361	91.4%	5,567	$ 16.86	2.9%	1.9%
5104 Eisenhower Blvd.	Tampa, FL	130	130	100.0%	1,902	$ 14.64	1.0%	0.7%
Tampa		130	130	100.0%	1,902	$ 14.64	1.0%	0.7%
801 Thompson	Rockville, MD	51	51	100.0%	1,641	$ 32.23	0.4%	0.6%
1325 G Street	Washington, D.C.	307	307	74.6%	10,206	$ 44.49	2.5%	3.6%
Colorado Building	Washington, D.C.	128	128	89.8%	4,351	$ 37.71	1.0%	1.5%
Washington, D.C.		486	486	81.3%	16,198	$ 40.94	3.9%	5.7%
Operating office properties in strategic markets		7,521	6,940	90.6%	169,809	$ 27.00	55.6%	59.3%
500 East Pratt	Baltimore, MD	280	280	98.2%	9,113	$ 33.14	2.2%	3.2%
Woodcrest Corporate Center	Cherry Hill, NJ	333	333	93.1%	8,137	$ 26.26	2.7%	2.8%
111 Woodcrest	Cherry Hill, NJ	53	53	84.9%	925	$ 20.55	0.4%	0.3%
FOUR40	Chicago, IL	1,041	1,041	67.5%	20,035	$ 28.49	8.3%	7.0%
Fifth Third Center (1)	Cleveland, OH	508	508	77.2%	8,571	$ 21.89	4.1%	3.0%
Fifth Third Center (1)	Columbus, OH	331	331	74.3%	7,255	$ 29.44	2.7%	2.5%
Wanamaker Building	Philadelphia, PA	1,390	834	95.7%	13,633	$ 17.08	6.7%	4.8%
United Plaza (1)	Philadelphia, PA	617	617	87.4%	15,244	$ 28.29	4.9%	5.3%
Three Parkway	Philadelphia, PA	561	561	94.5%	13,421	$ 25.31	4.5%	4.7%
1650 Arch Street (1)	Philadelphia, PA	553	553	94.4%	10,962	$ 20.98	4.4%	3.8%
Lawson Commons	St. Paul, MN	436	436	89.2%	9,392	$ 24.13	3.5%	3.3%
Other operating office properties		6,103	5,547	85.6%	116,688	$ 24.57	44.4%	40.7%
Total operating office properties		13,624	12,487	88.4%	$ 286,497	$ 25.95	100.0%	100.0%
Non-operating retail property								
Hurstbourne Plaza (2)	Louisville, KY	94	94	43.1%				
Office development property (3)								
Two BriarLake Plaza	Houston, TX	334	334	56.1%				
Total Properties		14,052	12,915					

(1) Property held for sale at March 31, 2015.

(2) Hurstbourne Plaza is a retail property planned for redevelopment within the Hurstbourne Business Park.

(3) Development properties are classified as operating upon the sooner to occur of 90% commenced leasing or one year after major construction is completed.

Supplemental Operating and Financial Data

TIER REIT

1st Quarter
Page 11

Net Operating Income by Market • • • • • Dallas/Fort Worth Atlanta Los Angeles Nashville Washington, D.C. 1.6% 1.8% Represents TIER REIT's % ownership of NOI during the current quarter from operating properties owned at period end by market as a % of TIER REIT's % ownership of total NOI during the current quarter from operating properties owned at period end. TIER REIT Supplemental Operating and Financial Data 1st Quarter Page 12 • Austin • Houston • Charlotte • Louisville • Tampa • Other 1.9%

Components of Net Asset Value
(in thousands)

	Annualized Three Months 31-Mar-15
Revenue (1)	$ 322,040
Less:	
GAAP rent adjustments	(16,628)
Lease termination fees	(2,180)
	303,232
Property operating expenses (1)	(166,716)
Add:	
Costs attributable to tenant improvement demolition	507
Property management fees (2)	8,600
Adjusted cash NOI	145,623
Less:	
Adjusted cash NOI from properties sold prior to period end	(2,838)
Adjusted cash NOI from non-stabilized properties (3)	(26,529)
Add: Adjusted cash NOI from unconsolidated real estate at ownership share	7,772
Total adjusted cash NOI at ownership share (4)	**$ 124,028**

	31-Mar-15
Other non-stabilized real estate properties	
Value of non-stabilized properties as determined by third-party on October 30, 2014 (3)	718,700
Purchase price of non-stabilized property acquired December 19, 2014 (5950 Sherry Lane)	62,578
Total other real estate properties	**$ 781,278**
Other tangible assets	
Cash and cash equivalents	$ 5,764
Restricted cash	32,761
Accounts receivable (excluding $66.8 million of straight-line rent receivable)	8,707
Prepaid expenses	7,222
Other tangible assets held for sale (included in assets associated with real estate held for sale)	1,862
Ownership share of other tangible assets in unconsolidated joint ventures	8,334
Total other tangible assets	**$ 64,650**
Liabilities	
Notes payable	$ 903,688
Other notes payable (included in obligations associated with real estate held for sale)	96,553
Credit facility	221,000
Other liabilities	94,886
Other liabilities (included in obligations associated with real estate held for sale)	5,446
Ownership share of other liabilities in unconsolidated joint ventures	2,413
Ownership share of unconsolidated debt	59,984
Total liabilities	**$ 1,383,970**
Total common shares, OP units, and vested restricted stock units outstanding (5)	**50,171**

(1) Includes consolidated operations

(2) Represents adjustment made for third-party property management services which will be internalized beginning July 1, 2015

(3) Non-stabilized properties include:

	Economic % SF Leased 31-Mar-15
1325 G Street	59%
Colorado Building	65%
Hurstbourne Plaza	44%
5104 Eisenhower Blvd. (a)	57%
5950 Sherry Lane	64%
Two BriarLake Plaza	32%
FOUR40	54%
Burnett Plaza	73%

(a) Free rent period on 43% of space at 5104 Eisenhower Blvd. expires in 2015.

(4) Includes adjusted cash NOI of Plaza at MetroCenter and Buena Vista Plaza, which are currently stabilized but will become economically non-stabilized in 2015 due to large lease renewals with associated rent abatements.

(5) Reflects the reverse stock split that occurred on June 2, 2015.

Supplemental Operating and Financial Data TIER REIT 1st Quarter Page 13

Selected Non-Stabilized Properties

	Property Name Market Sub-Market	Property Type	Rentable Square feet	Occupancy %	Estimated Cash NOI at Stabilization (in thousands)	Estimated Stabilization date	Description
	**5950 Sherry Lane** Dallas Preston Center	Office	197,000	85%	$4,106	2016	Acquired in December 2014, following the move out of an approximate 40,000 square foot tenant. Budgeted $1.6 million in capital improvements and repair and maintenance projects.
	**Two BriarLake Plaza** Houston Westchase	Office Development	334,000	56%	$8,246	2016	Property operates as a multi-campus facility with our One BriarLake Plaza property. Major construction was completed in the third quarter of 2014.
	**FOUR40** Chicago Central Loop	Office	1,041,000	68%	$16,271	2017	Completed $5.8 million lobby renovation in the third quarter of 2014. Construction of a $10.6 million tenant amenity floor including wi-fi lounge, conference center, and café is in process with anticipated completion in the third quarter of 2015.
	**Burnett Plaza** Dallas/Fort Worth Fort Worth CBD	Office	1,025,000	81%	$13,506	2017	Two tenants moved out due to relocation to an owned facility (approximately 80,000 square feet in Q3 2013) and downsizing (approximately 80,000 square feet in Q2 2014). The property received BOMA's 2014 International Building of the Year (TOBY) for properties in excess of one million square feet. Budgeted $2.2 million in strategic capital improvements.
	**Plaza at MetroCenter** Nashville MetroCenter	Office	361,000	91%	$3,032	2017	Anticipate 15 year renewal of 100,000 square feet (43,000 square feet downsizing) by the major tenant in 2015 and 2016. Upon completion of tenant renovations in late 2016, tenant will receive six months of free rent.
	**Buena Vista Plaza** Burbank Burbank media district	Office	115,000	100%	$3,056	2016	Completed ten year renewal of 113,000 square feet by the major tenant in the second quarter of 2015 with free rent for eleven months, beginning in April 2015, before returning to stabilized economic occupancy.

Supplemental Operating and Financial Data
TIER REIT
1st Quarter
Page 14

Significant Tenants
March 31, 2015
(In thousands)

Properties in Strategic Markets

Tenant	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues	Square Feet Leased	Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)	Moody's / S&P Credit Rating
Oil & gas company	$ 15,254	8%	389	6%	3.2	A2 / A
Financial services company	10,682	6%	476	8%	3.7	Baa1 / A-
GSA	10,521	6%	356	6%	3.1	U.S. Government
Oil & gas company	8,347	5%	210	3%	9.6	Baa1 / A-
McDermott, Inc.	6,051	3%	190	3%	5.8	Ba3 / B+
Oil & gas company	4,967	3%	219	3%	5.1	NR
Disney Enterprises Inc.	4,147	2%	110	2%	0.8	A2 / A
Financial services company	4,141	2%	156	2%	3.9	NR
Law firm	3,636	2%	93	1%	6.8	NR
E. R. Squibb and Sons, LLC	3,350	2%	130	2%	9.3	A2 / A+
Insurance company	3,273	2%	140	2%	13.3	A1 / A+
Law firm	3,100	2%	107	2%	7.5	NR
Oil & gas company	2,872	2%	117	2%	7.3	D
Healthcare company	2,759	2%	148	2%	10.1	Baa3 / BBB+
Oil & gas company	2,606	1%	63	1%	2.2	NR
Total of largest 15 tenants at properties in strategic markets	$ 85,706	47%	2,904	46%	5.5	
Total all tenants at properties in strategic markets	$ 182,039		6,285		4.9	

Total Portfolio

Tenant	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues	Square Feet Leased	Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)	Moody's / S&P Credit Rating
GSA	$ 21,891	7%	879	8%	3.8	U.S. Government
Oil & gas company	15,254	5%	389	4%	3.2	A2 / A
Financial services company	10,682	4%	476	4%	3.7	Baa1 / A-
Oil & gas company	8,347	3%	210	2%	9.6	Baa1 / A-
Law firm	7,697	3%	257	2%	4.4	NR
Financial services company	6,418	2%	229	2%	4.1	A3 / A-
Software company	6,254	2%	240	2%	5.1	B3 / B
McDermott, Inc.	6,051	2%	190	2%	5.8	Ba3 / B+
Oil & gas company	4,967	2%	219	2%	5.1	NR
Technology company	4,822	2%	180	2%	0.4	Baa2 / BBB
Collegiate Institution	4,519	1%	184	2%	7.9	NR
Disney Enterprises Inc.	4,147	1%	110	1%	0.8	A2 / A
Financial services company	4,141	1%	156	1%	3.9	NR
Enclara Pharmacia, Inc.	4,007	1%	141	1%	0.2	NR
Law firm	3,636	1%	93	1%	6.8	NR
Total of largest 15 tenants	$ 112,833	37%	3,953	36%	4.2	
Total all tenants	$ 303,563		11,034		5.1	

Notes:

The above tables set forth the company's 15 largest tenants including subsidiaries for the operating properties as of the date noted above, based upon annualized gross rents plus estimated operating cost recoveries in place at the end of the above noted period.

As annualized rental revenue is not derived from the historical GAAP results, historical results may differ from those set forth above.

Amounts reflect TIER REIT's ownership %.

Supplemental Operating and Financial Data

TIER REIT

1st Quarter
Page 15

Industry Diversification (by square foot) As of March 31, 2015 Notes: The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS). Amounts reflect TIER REIT’s ownership %. Supplemental Operating and Financial Data TIER REIT 1st Quarter Page 16

Leasing Activity Summary
For the Three Months Ended
March 31, 2015

Market	Rentable SF (000's)	Occupancy % 12/31/2014	Occupancy SF 12/31/2014	Activity for the Quarter (SF 000's) Expirations	Renewals	Expansions	New	Occupancy SF 3/31/2015	Occupancy % 3/31/2015	Cash Net Rent /SF Expiring	Cash Net Rent /SF Activity	% Increase of Cash Net Rent	Straight-lined Net Rent /SF Expiring	Straight-lined Net Rent /SF Activity	% Increase of SL Net Rent
Austin	619	92.1%	570	(3)	—	—	8	575	92.9%	$ 17.86	$ 24.18	35%	$ 18.00	$ 23.34	30%
Dallas/Fort Worth	1,355	82.2%	1,114	(13)	3	—	25	1,129	83.3%	$ 29.91	$ 22.78	-24%	$ 29.95	$ 24.63	-18%
Houston	1,901	96.0%	1,825	(50)	37	28	7	1,847	97.2%	$ 21.21	$ 25.21	19%	$ 19.88	$ 26.42	33%
Atlanta	65	80.0%	52	(1)	1	1	1	54	83.1%	$ 16.56	$ 14.41	-13%	$ 16.03	$ 14.86	-7%
Charlotte	891	88.2%	786	—	—	—	3	789	88.6%	$ 30.24	$ 28.00	-7%	$ 26.96	$ 28.67	6%
Los Angeles	115	100.0%	115	—		—	—	115	100.0%	$ —	$ —	—%	$ —	$ —	—%
Louisville	1,017	89.4%	909	(24)	14	15	7	921	90.6%	$ 10.47	$ 10.05	-4%	$ 10.31	$ 10.65	3%
Nashville	361	88.4%	319	(5)	—	—	16	330	91.4%	$ 8.15	$ 8.04	-1%	$ 8.07	$ 8.40	4%
Tampa	130	100.0%	130	—	—	—	—	130	100.0%	$ —	$ —	—%	$ —	$ —	—%
Washington, D.C.	486	75.9%	369	(13)	—	—	39	395	81.3%	$ 34.72	$ 27.44	-21%	$ 31.90	$ 27.52	-14%
Operating office properties in strategic markets	**6,940**	**89.2%**	**6,189**	**(109)**	**55**	**44**	**106**	**6,285**	**90.6%**	**$ 22.00**	**$ 21.14**	**-4%**	**$ 20.91**	**$ 21.95**	**5%**
Other operating office properties	5,547	86.7%	4,807	(169)	82	24	5	4,749	85.6%	$ 18.76	$ 15.58	-17%	$ 17.52	$ 15.67	-11%
Total	**12,487**	**88.1%**	**10,996**	**(278)**	**137**	**68**	**111**	**11,034**	**88.4%**	$ 20.86	$ 19.19	-8%	$ 19.72	$ 19.74	—%

Notes:

Analysis relates to operating properties owned at the end of the period.

Occupancy includes all leases for tenants under legal lease contracts that have commenced during the period.

Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.

Net Rent is equal to the fixed base rental amount paid by tenants under the terms of the related lease agreement less any portion of that base rent used by landlord to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first monthly cash rent paid.

Analysis shown at TIER REIT's ownership %.

The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data

TIER REIT

1st Quarter
Page 17

Leasing Rate Activity Summary
For the Three Months Ended
March 31, 2015

	Renewals					Expansions					New				
		Cash Net Rent /SF		Straight-lined Net Rent /SF			Cash Net Rent /SF		Straight-lined Net Rent /SF			Cash Net Rent /SF		Straight-lined Net Rent /SF	
Markets	SF	Expiring	Activity	Expiring	Activity	SF	Expiring	Activity	Expiring	Activity	SF	Expiring	Activity	Expiring	Activity
Austin	—	—	—	—	—	—	—	—	—	—	8	$ 17.86	$ 24.18	$ 18.00	$ 23.34
Dallas/Fort Worth	3	$ 15.50	$ 14.61	$ 15.82	$ 13.28	—	—	—	—	—	25	$ 31.64	$ 23.76	$ 31.64	$ 25.99
Houston	37	$ 21.40	$ 22.76	$ 19.31	$ 24.18	28	$ 23.25	$ 31.00	$ 22.59	$ 32.00	7	$ 12.08	$ 15.00	$ 12.08	$ 15.93
Atlanta	1	$ 13.72	$ 13.98	$ 12.66	$ 13.44	1	$ 15.03	$ 16.02	$ 14.65	$ 16.80	1	$ 17.96	$ 13.94	$ 17.53	$ 14.55
Charlotte	—	$ —	$ —	$ —	$ —	—	$ —	$ —	$ —	$ —	3	$ 30.24	$ 28.00	$ 26.96	$ 28.67
Los Angeles	—	$ —	$ —	$ —	$ —	—	$ —	$ —	$ —	$ —	—	$ —	$ —	$ —	$ —
Louisville	14	$ 10.11	$ 9.89	$ 9.95	$ 10.07	15	$ 11.22	$ 9.87	$ 11.22	$ 11.05	7	$ 9.66	$ 10.80	$ 9.13	$ 11.02
Nashville	—	$ —	$ —	$ —	$ —	—	$ —	$ —	$ —	$ —	16	$ 8.15	$ 8.04	$ 8.07	$ 8.40
Tampa	—	$ —	$ —	$ —	$ —	—	$ —	$ —	$ —	$ —	—	$ —	$ —	$ —	$ —
Washington, D.C.	—	$ —	$ —	$ —	$ —	—	$ —	$ —	$ —	$ —	39	$ 34.72	$ 27.44	$ 31.90	$ 27.52
Operating office properties in strategic markets	**55**	**$ 18.06**	**$ 18.88**	**$ 16.61**	**$ 19.80**	**44**	**$ 18.96**	**$ 23.46**	**$ 18.53**	**$ 24.51**	**106**	**$ 25.28**	**$ 21.37**	**$ 24.10**	**$ 22.01**
Percentage increase (decrease)			*5%*		*19%*			*24%*		*32%*			*-15%*		*-9%*
Other operating office properties	82	$ 20.31	$ 16.35	$ 18.78	$ 16.09	24	$ 13.37	$ 13.14	$ 13.34	$ 14.54	5	$ 19.06	$ 14.70	$ 16.59	$ 14.12
Total	**137**	**$ 19.41**	**$ 17.36**	**$ 17.91**	**$ 17.58**	**68**	**$ 16.99**	**$ 19.82**	**$ 16.70**	**$ 20.99**	**111**	**$ 25.00**	**$ 21.07**	**$ 23.77**	**$ 21.66**
Percentage increase (decrease)			*-11%*		*-2%*			*17%*		*26%*			*-16%*		*-9%*

Notes:

Analysis relates to operating properties owned at the end of the period.

SF includes all leases for tenants under legal lease contracts that have commenced during the period.

Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.

Net Rent is equal to the fixed base rental amount paid by tenants under the terms of the related lease agreement less any portion of that base rent used by landlord to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first monthly cash rent paid.

Analysis shown at TIER REIT's ownership %.

The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data

TIER REIT

1st Quarter
Page 18

Lease Expirations
For Four Quarters From April 1, 2015
(In thousands)

Market	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Grand Total
By Square Foot					
Austin	9	2	6	29	46
Dallas/Fort Worth	33	7	3	3	46
Houston	79	57	—	6	142
Atlanta	—	—	2	1	3
Charlotte	34	—	3	4	41
Los Angeles	33	—	—	54	87
Louisville	33	7	11	115	166
Nashville	145	16	—	18	179
Tampa	—	—	—	—	—
Washington, D.C.	6	—	—	55	61
Operating office properties in strategic markets	372	89	25	285	771
Other operating office properties	149	249	8	92	498
Total	**521**	**338**	**33**	**377**	**1,269**
By Annualized Expiring Rentals					
Austin	$ 265	$ 52	$ 202	$ 1,026	$ 1,545
Dallas/Fort Worth	866	260	80	109	1,314
Houston	3,088	2,327	—	108	5,522
Atlanta	7	5	46	13	71
Charlotte	830	—	91	146	1,067
Los Angeles	1,195	—	—	1,987	3,182
Louisville	537	149	201	2,421	3,308
Nashville	2,305	308	—	371	2,983
Tampa	—	—	—	—	—
Washington, D.C.	172	—	—	2,675	2,848
Operating office properties in strategic markets	9,265	3,101	620	8,856	21,840
Other operating office properties	3,956	6,480	264	2,718	13,418
Total	**$ 13,221**	**$ 9,581**	**$ 884**	**$ 11,574**	**$ 35,258**
By Expiring Rent Per SF					
Austin	$ 29.44	$ 26.00	$ 33.67	$ 35.38	$ 33.59
Dallas/Fort Worth	$ 26.24	$ 37.14	$ 26.67	$ 36.33	$ 28.57
Houston	$ 39.09	$ 40.82	$ —	$ 18.00	$ 38.89
Atlanta	$ —	$ —	$ 23.00	$ 13.00	$ 23.67
Charlotte	$ 24.41	$ —	$ 30.33	$ 36.50	$ 26.02
Los Angeles	$ 36.21	$ —	$ —	$ 36.80	$ 36.57
Louisville	$ 16.27	$ 21.29	$ 18.27	$ 21.05	$ 19.93
Nashville	$ 15.90	$ 19.25	$ —	$ 20.61	$ 16.66
Tampa	$ —	$ —	$ —	$ —	$ —
Washington, D.C.	$ 28.67	$ —	$ —	$ 48.64	$ 46.69
Operating office properties in strategic markets	$ 24.91	$ 34.84	$ 24.80	$ 31.07	$ 28.33
Other operating office properties	$ 26.55	$ 26.02	$ 33.00	$ 29.54	$ 26.94
Total	**$ 25.38**	**$ 28.35**	**$ 26.79**	**$ 30.70**	**$ 27.78**

Notes:

Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the fist day of the following period).

Reflects TIER REIT's ownership %.

Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.

Supplemental Operating and Financial Data TIER REIT 1st Quarter Page 19

Lease Expirations
Annually From April 1, 2015
(In thousands)

Market	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025+	Grand Total
By Square Foot												
Austin	17	80	46	57	100	103	37	96	36	—	—	572
Dallas/Fort Worth	43	64	175	197	245	56	42	117	144	—	47	1,130
Houston	136	51	382	57	341	269	215	13	25	272	88	1,849
Atlanta	2	2	1	2	7	5	3	4	—	3	25	54
Charlotte	37	8	8	12	439	6	7	—	81	35	156	789
Los Angeles	33	54	28	—	—	—	—	—	—	—	—	115
Louisville	51	163	242	26	146	49	3	9	35	14	184	922
Nashville	161	36	7	—	—	—	21	14	—	4	87	330
Tampa	—	—	—	—	—	—	—	—	—	130	—	130
Washington, D.C.	6	137	30	22	13	33	12	25	19	5	92	394
Operating office properties in strategic markets	486	595	919	373	1,291	521	340	278	340	463	679	6,285
As a % of Occupied SF	*8%*	*9%*	*15%*	*6%*	*21%*	*8%*	*5%*	*4%*	*5%*	*7%*	*11%*	*100%*
As a % of Total NRA	*7%*	*9%*	*13%*	*5%*	*19%*	*8%*	*5%*	*4%*	*5%*	*7%*	*10%*	*91%*
Other operating office properties	406	232	368	794	613	470	332	489	374	57	614	4,749
Total	892	827	1,287	1,167	1,904	991	672	767	714	520	1,293	11,034
As a % of Occupied SF	*8%*	*7%*	*12%*	*11%*	*17%*	*9%*	*6%*	*7%*	*6%*	*5%*	*12%*	*100%*
As a % of Total NRA	*7%*	*7%*	*10%*	*9%*	*15%*	*8%*	*6%*	*6%*	*6%*	*4%*	*10%*	*88%*
By Annualized Expiring Rentals												
Austin	$ 519	$ 2,899	$ 1,663	$ 2,027	$ 3,807	$ 4,077	$ 1,594	$ 3,794	$ 1,511	—	—	$ 21,890
Dallas/Fort Worth	1,206	1,952	4,020	4,931	6,578	1,825	1,356	2,975	4,166	—	1,159	30,168
Houston	5,415	1,258	12,887	2,387	13,959	7,970	7,256	643	1,203	12,079	2,402	67,457
Atlanta	58	51	16	39	177	127	49	115	—	91	669	1,392
Charlotte	921	260	277	465	10,155	209	250	—	2,903	567	5,122	21,129
Los Angeles	1,195	1,987	1,008	—	—	—	—	—	—	—	—	4,190
Louisville	887	3,292	4,610	506	3,026	940	69	187	828	307	3,824	18,477
Nashville	2,613	699	142	—	—	—	405	283	—	87	2,002	6,230
Tampa	—	—	—	—	—	—	—	—	—	4,371	—	4,371
Washington, D.C.	172	5,781	1,754	1,229	779	2,109	442	3,003	1,203	299	5,634	22,403
Operating office properties in strategic markets	12,986	18,179	26,377	11,584	38,481	17,257	11,421	11,000	11,814	17,801	20,812	197,707
As a % of Total Annualized Expiring	*7%*	*9%*	*13%*	*6%*	*19%*	*9%*	*6%*	*6%*	*6%*	*9%*	*11%*	*100%*
Other operating office properties	10,700	6,918	12,496	21,717	17,435	12,341	8,904	15,005	12,085	1,463	11,988	131,054
Total	$ 23,686	$ 25,097	$ 38,873	$ 33,301	$ 55,916	$ 29,598	$ 20,325	$ 26,005	$ 23,899	$ 19,264	$ 32,800	$ 328,762
As a % of Total Annualized Expiring	*7%*	*8%*	*12%*	*10%*	*17%*	*9%*	*7%*	*8%*	*7%*	*6%*	*10%*	*100%*
By Expiring Rent Per SF												
Austin	$ 30.53	$ 36.24	$ 36.15	$ 35.56	$ 38.07	$ 39.58	$ 43.08	$ 39.52	$ 41.97	$ —	$ —	$ 38.27
Dallas/Fort Worth	$ 28.05	$ 30.50	$ 22.97	$ 25.03	$ 26.85	$ 32.59	$ 32.29	$ 25.43	$ 28.93	$ —	$ 24.66	$ 26.70
Houston	$ 39.81	$ 24.67	$ 33.74	$ 41.88	$ 40.94	$ 29.63	$ 33.75	$ 49.46	$ 48.12	$ 44.41	$ 27.30	$ 36.48
Atlanta	$ 29.00	$ 25.50	$ 16.00	$ 19.50	$ 25.29	$ 25.40	$ 16.33	$ 28.75	$ —	$ 30.33	$ 26.76	$ 25.78
Charlotte	$ 24.89	$ 32.50	$ 34.63	$ 38.75	$ 23.13	$ 34.83	$ 35.71	$ —	$ 35.84	$ 16.20	$ 32.83	$ 26.78
Los Angeles	$ 36.21	$ 36.80	$ 36.00	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 36.43
Louisville	$ 17.40	$ 20.20	$ 19.05	$ 19.46	$ 20.73	$ 19.18	$ 23.00	$ 20.78	$ 23.66	$ 21.93	$ 20.78	$ 20.04
Nashville	$ 16.23	$ 19.42	$ 20.29	$ —	$ —	$ —	$ 19.29	$ —	$ —	$ 21.75	$ 23.01	$ 18.88
Tampa	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 33.62	$ —	$ —
Washington, D.C.	$ 28.67	$ 42.20	$ 58.47	$ 55.86	$ 59.92	$ 63.91	$ 36.83	$ 120.12	$ 63.32	$ 59.80	$ 61.24	$ 56.86
Operating office properties in strategic markets	$ 26.72	$ 30.55	$ 28.70	$ 31.06	$ 29.81	$ 33.12	$ 33.59	$ 39.57	$ 34.75	$ 38.45	$ 30.65	$ 31.46
Other operating office properties	$ 26.36	$ 29.82	$ 33.96	$ 27.35	$ 28.44	$ 26.26	$ 26.82	$ 30.69	$ 32.31	$ 25.67	$ 19.52	$ 27.60
Total	$ 26.55	$ 30.35	$ 30.20	$ 28.54	$ 29.37	$ 29.87	$ 30.25	$ 33.90	$ 33.47	$ 37.05	$ 25.37	$ 29.80

Notes:

Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).

Reflects TIER REIT's ownership %.

Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.

Supplemental Operating and Financial Data

TIER REIT

1st Quarter
Page 20

Occupancy Trends

Market	Rentable SF (in thousands) at March 31, 2015	Occupancy %				
		31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Austin	619	93%	92%	92%	89%	86%
Dallas/Fort Worth	1,355	83%	82%	81%	81%	85%
Houston	1,901	97%	96%	98%	94%	94%
Atlanta	65	83%	80%	77%	78%	85%
Charlotte	891	89%	88%	88%	88%	87%
Los Angeles	115	100%	100%	100%	100%	100%
Louisville	1,017	91%	89%	89%	86%	86%
Nashville	361	91%	88%	83%	83%	65%
Tampa	130	100%	100%	57%	57%	57%
Washington, D.C.	486	81%	76%	75%	73%	73%
Operating office properties in strategic markets	6,940	91%	89%	88%	86%	86%
Other operating office properties	5,547	86%	87%	85%	85%	86%
Total	**12,487**	**88%**	**88%**	**87%**	**86%**	**86%**

Notes:

Analysis relates to operating properties owned at the end of the most recent period and reflects TIER REIT's ownership %.

Occupancy % is as of the last day of the indicated period.

Supplemental Operating and Financial Data

TIER REIT

1st Quarter
Page 21

Leasing Cost Summary
For the Three Months Ended
March 31, 2015

Renewal	SF (000's)	Wtd Avg Term (Yrs)	Weighted Average Leasing Costs — Per Square Foot: Comms	TI & Other	Total	Per Square Foot / Year: Comms	TI & Other	Total
Market								
Austin	—	—	—	—	—	—	—	—
Dallas/Fort Worth	3	3.3	$ 5.10	$ 1.79	$ 6.89	$ 1.57	$ 0.55	$ 2.12
Houston	37	2.8	$ 6.65	—	$ 6.65	$ 2.38	—	$ 2.38
Atlanta	1	4.7	$ 2.99	$ 3.38	$ 6.37	$ 0.64	$ 0.72	$ 1.36
Charlotte	—	—	—	—	—	—	—	—
Los Angeles	—	—	—	—	—	—	—	—
Louisville	14	2.1	$ 0.94	$ 0.08	$ 1.02	$ 0.45	$ 0.04	$ 0.49
Nashville	—	—	—	—	—	—	—	—
Tampa	—	—	—	—	—	—	—	—
Washington, D.C.	—	—	—	—	—	—	—	—
Operating office properties in strategic markets	55	2.7	$ 5.05	$ 0.18	$ 5.23	$ 1.89	$ 0.07	$ 1.96
Other operating office properties	82	5.5	$ 7.69	$ 12.30	$ 19.99	$ 1.39	$ 2.23	$ 3.62
Total	137	4.4	$ 6.63	$ 7.43	$ 14.06	$ 1.52	$ 1.70	$ 3.22

Expansion	SF (000's)	Wtd Avg Term (Yrs)	Per Square Foot: Comms	TI & Other	Total	Per Square Foot / Year: Comms	TI & Other	Total
Market								
Austin	—	—	—	—	—	—	—	—
Dallas/Fort Worth	—	—	—	—	—	—	—	—
Houston	28	5.1	$ 14.39	$ 21.25	$ 35.64	$ 2.82	$ 4.17	$ 6.99
Atlanta	1	7.3	$ 2.52	$ 8.19	$ 10.71	$ 0.35	$ 1.12	$ 1.47
Charlotte	—	—	—	—	—	—	—	—
Los Angeles	—	—	—	—	—	—	—	—
Louisville	15	4.3	$ 5.90	$ 21.16	$ 27.07	$ 1.38	$ 4.96	$ 6.34
Nashville	—	—	—	—	—	—	—	—
Tampa	—	—	—	—	—	—	—	—
Washington, D.C.	—	—	—	—	—	—	—	—
Operating office properties in strategic markets	44	4.9	$ 11.23	$ 20.92	$ 32.15	$ 2.31	$ 4.30	$ 6.61
Other operating office properties	24	9.6	$ 11.59	$ 45.30	$ 56.89	$ 1.20	$ 4.70	$ 5.90
Total	68	6.5	$ 11.35	$ 29.53	$ 40.88	$ 1.73	$ 4.51	$ 6.24

New	SF (000's)	Wtd Avg Term (Yrs)	Per Square Foot: Comms	TI & Other	Total	Per Square Foot / Year: Comms	TI & Other	Total
Market								
Austin	8	2.8	$ 5.47	$ 8.30	$ 13.77	$ 1.95	$ 2.96	$ 4.92
Dallas/Fort Worth	25	7.3	$ 8.68	$ 18.71	$ 27.39	$ 1.19	$ 2.56	$ 3.75
Houston	7	5.3	$ 8.07	$ 38.50	$ 46.57	$ 1.51	$ 7.22	$ 8.73
Atlanta	1	8.2	$ 13.34	$ 38.19	$ 51.53	$ 1.63	$ 4.66	$ 6.28
Charlotte	3	10.0	$ 17.64	$ 33.32	$ 50.96	$ 1.76	$ 3.33	$ 5.10
Los Angeles	—	—	—	—	—	—	—	—
Louisville	7	5.1	$ 3.87	$ 24.62	$ 28.49	$ 0.75	$ 4.79	$ 5.54
Nashville	16	6.4	$ 6.68	$ 30.03	$ 36.71	$ 1.04	$ 4.69	$ 5.74
Tampa	—	—	—	—	—	—	—	—
Washington, D.C.	39	11.4	$ 32.04	$ 81.71	$ 113.75	$ 2.82	$ 7.19	$ 10.00
Operating office properties in strategic markets	106	8.1	$ 16.67	$ 45.11	$ 61.78	$ 2.04	$ 5.55	$ 7.59
Other operating office properties	5	5.2	$ 8.71	$ 4.40	$ 13.11	$ 1.68	$ 0.85	$ 2.52
Total	111	8.0	$ 16.31	$ 43.27	$ 59.58	$ 2.04	$ 5.41	$ 7.45

Notes:

Analysis relates to operating properties owned at the end of the period and reflects TIER REIT's ownership %.

Supplemental Operating and Financial Data TIER REIT 1st Quarter Page 22

Leasing Cost Trend Analysis

	Three Months Ended 31-Mar-15	Year Ended 31-Dec-14	Year Ended 31-Dec-13
Renewal Leasing			
Square Feet (in thousands)	137	1,298	1,504
Weighted Average Term (in years)	4.4	5.7	4.3
Commissions per SF	$ 6.63	$ 4.68	$ 4.55
TI and Other Leasing Cost per SF	7.43	4.62	7.68
Total Leasing Cost per SF	$ 14.06	$ 9.30	$ 12.23
Commissions per SF per Year	$ 1.52	$ 0.93	$ 1.06
TI and Other Leasing Cost per SF per Year	1.70	0.74	1.68
Total Leasing Cost per SF per Year	$ 3.22	$ 1.67	$ 2.74
Expansion Leasing			
Square Feet (in thousands)	68	264	389
Weighted Average Term (in years)	6.5	6.6	6.1
Commissions per SF	$ 11.35	$ 9.41	$ 8.10
TI and Other Leasing Cost per SF	29.53	21.39	19.17
Total Leasing Cost per SF	$ 40.88	$ 30.80	$ 27.27
Commissions per SF per Year	$ 1.73	$ 1.41	$ 1.37
TI and Other Leasing Cost per SF per Year	4.51	3.11	3.14
Total Leasing Cost per SF per Year	$ 6.24	$ 4.52	$ 4.51
New Leasing			
Square Feet (in thousands)	111	927	754
Weighted Average Term (in years)	8.0	8.4	7.4
Commissions per SF	$ 16.31	$ 12.15	$ 10.51
TI and Other Leasing Cost per SF	43.27	36.28	28.27
Total Leasing Cost per SF	$ 59.58	$ 48.43	$ 38.78
Commissions per SF per Year	$ 2.04	$ 1.45	$ 1.42
TI and Other Leasing Cost per SF per Year	5.41	4.34	3.82
Total Leasing Cost per SF per Year	$ 7.45	$ 5.79	$ 5.24
Total Leasing			
Square Feet (in thousands)	316	2,489	2,647
Weighted Average Term (in years)	6.1	6.8	5.4
Commissions per SF	$ 11.05	$ 7.96	$ 6.77
TI and Other Leasing Cost per SF	24.78	18.19	15.23
Total Leasing Cost per SF	$ 35.82	$ 26.15	$ 22.00
Commissions per SF per Year	$ 1.81	$ 1.18	$ 1.24
TI and Other Leasing Cost per SF per Year	4.05	2.33	2.8
Total Leasing Cost per SF per Year	$ 5.86	$ 3.51	$ 4.04

Notes:

Analysis relates to operating properties owned at the end of the indicated period and reflects TIER REIT's ownership %.

Supplemental Operating and Financial Data

TIER REIT

1st Quarter
Page 23

Development, Leasing, and Capital Expenditures Summary (in thousands)

	For the Three Months Ended				
	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Recurring Capital Expenditures					
Leasing costs	$ 10,253	$ 16,513	$ 10,148	$ 11,443	$ 10,202
Building improvements	2,994	2,955	5,908	4,421	7,761
Subtotal recurring capital expenditures	13,247	19,468	16,056	15,864	17,963
Non-recurring capital expenditures					
Building improvements (1)	125	—	—	—	—
Leasing costs (2)	5,454	9,868	6,621	6,488	4,834
Development (3)	2,286	8,962	3,310	8,378	8,641
Redevelopment (4)	4,506	1,532	391	1,591	896
Subtotal non-recurring capital expenditures	12,371	20,362	10,322	16,457	14,371
Total capital expenditures	$ 25,618	$ 39,830	$ 26,378	$ 32,321	$ 32,334

Notes:

All Amounts represent TIER REIT's ownership %.

(1) Non-recurring building improvements include costs identified as deferred capital needs at the acquisition of a property.

(2) Non-recurring leasing costs include costs incurred within 12 months of acquisition to lease space that was vacant at acquisition and costs incurred to lease space that has been vacant for at least 12 months. Cost incurred within 12 months of acquisition to lease space that was vacant at acquisition were as follows:

$ 674	$ 203	$ —	$ —	$ —

(3) Development includes all new construction costs related to base building and all costs associated with leasing development projects.

(4) Redevelopment costs are for capital projects where substantial improvements are made to the property that change the character of the asset and are expected to result in development type returns on capital.

Supplemental Operating and Financial Data

TIER REIT

1st Quarter Page 24

Summary of Land Held for Future Development March 31, 2015 Approximate Buildable Square Feet Month of Acquisition Cost Basis (in millions) Project Market Acres Comments Hurstbourne Plaza Louisville 6.1 350,000 Dec-07 $ 13.8 Planned mixed-use redevelopment of the Hurstbourne Business Center Burnett Plaza Fort Worth 1.4 N/A Jan-07 $ 2.9 Planned mixed-use development and garage for use at Burnett Plaza 5104 Eisenhower Blvd. Tampa 5.2 130,000 Dec-07 $ 1.5 Office building Supplemental Operating and Financial Data TIER REIT 1st Quarter Page 25

Acquisition and Disposition Activities
For the Twelve Months Ended March 31, 2015

Acquisitions	Location	Number of Properties	Square Feet (in thousands)	Transaction Date	Price (in thousands)
5950 Sherry Lane	Dallas, TX	1	197	12/19/2014	$ 62,578

Dispositions	Location	Number of Properties	Square Feet (in thousands)	Transaction Date	Price (in thousands)
City Hall Plaza	Manchester, NH	1	210	9/16/2014	$ 19,750
222 South Riverside Plaza	Chicago, IL	1	1,184	12/19/2014	(Note 1)
One & Two Chestnut Place	Worcester, MA	1	218	3/6/2015	14,000
250 West Pratt	Baltimore, MD	1	368	3/19/2015	63,500
		4	1,980		

(1) The contract sales price for the 222 South Riverside Plaza property was approximately $247.0 million in cash, excluding transaction costs, credits, prorations, and adjustments; plus the conveyance of the 5950 Sherry Lane property.

Supplemental Operating and Financial Data
TIER REIT
1st Quarter
Page 26

Summary of Financing
March 31, 2015
(in thousands)

	Principal	Weighted Average Stated Interest Rate	% of Total
Fixed Rate Debt			
Secured mortgage debt (1)	$ 852,670	5.65%	76%
Total fixed rate debt	852,670	5.65%	76%
Variable Rate Debt			
Revolving credit facility (2)	96,000	2.28%	9%
Term loan (2)(3)	125,000	3.73%	11%
Construction loan	50,805	3.04%	4%
Total variable rate debt	271,805	3.09%	24%
Total debt	$ 1,124,475	5.03%	100%

(1) Includes $0.2 million of notes discount.

(2) Additional borrowings of $180.3 million were available under the total credit facility.

(3) The borrowing rate under the term loan has been effectively fixed through the use of an interest rate hedge.

	Maturities						
	Secured Mortgage Debt		Revolving Credit Facility and Term Loan		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)	
April - December 2015	$ 116,495	5.37%	$ —	—	$ 116,495	5.37%	10%
2016	560,968	5.40%	—	—	560,968	5.40%	50%
2017	130,530	5.47%	—	—	130,530	5.47%	12%
2018	—	—	96,000	2.28%	96,000	2.28%	9%
2019	—	—	125,000	3.73%	125,000	3.73%	11%
Thereafter	95,695	6.29%	—	—	95,695	6.29%	8%
unamortized discount	(213)		—		(213)		
Total debt	$ 903,475		$ 221,000		$ 1,124,475		
Weighted average maturity in years	1.9		4.3		2.4		

(1) Represents weighted average stated interest rate for debt maturing in this period.

	Maturities						
	Consolidated Debt		Our share of unconsolidated and held for sale debt		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)	
2015	$ 116,495	5.37%	$ 5,400	5.16%	$ 121,895	5.36%	10%
2016	560,968	5.40%	96,552	5.85%	657,520	5.47%	51%
2017	130,530	5.47%	7,729	5.44%	138,259	5.47%	11%
2018	96,000	2.28%	2,686	4.75%	98,686	2.34%	8%
2019	125,000	3.73%	—	—	125,000	3.73%	10%
Thereafter	95,695	6.29%	44,169	3.83%	139,864	5.51%	10%
unamortized premium (discount)	(213)		158		(55)		
Total debt	$ 1,124,475		$ 156,694		$ 1,281,169		
Weighted average maturity in years	2.4		3.3		2.5		

(1) Represents weighted average stated interest rate for debt maturing in this period.

Hedging Details:

Type/Description	100% Notional Value	Index	Strike Rate	Effective Date	Maturity Date	Loan Designation
Interest rate swap - cash flow hedge	$ 125,000	one-month LIBOR	1.6775%	31-Dec-14	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$ 125,000	one-month LIBOR	1.6935%	30-Apr-15	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$ 125,000	one-month LIBOR	1.7615%	30-Jun-15	31-May-22	Credit Facility
Interest rate swap - cash flow hedge	$ 150,000	one-month LIBOR	1.7695%	30-Jun-15	31-May-22	Credit Facility

Supplemental Operating and Financial Data
TIER REIT
1st Quarter
Page 27

Principal Payments by Year
as of March 31, 2015
(in thousands)

	Total	2015	2016	2017	2018	2019	Thereafter
Buena Vista Plaza	$ 20,536	$ 20,536	$ —	$ —	$ —	$ —	$ —
Lawson Commons	53,616	53,616	—	—	—	—	—
Loop Central	42,343	42,343	—	—	—	—	—
Woodcrest Corporate Center	47,243	635	46,608	—	—	—	—
Plaza at MetroCenter	23,527	274	23,253	—	—	—	—
Terrace Office Park	125,323	1,308	124,015	—	—	—	—
Two BriarLake Plaza construction	50,805	—	50,805	—	—	—	—
1325 G Street	100,000	—	100,000	—	—	—	—
Three Parkway	64,070	755	63,315	—	—	—	—
Bank of America	150,000	—	150,000	—	—	—	—
One & Two Eldridge	71,730	846	1,190	69,694	—	—	—
500 E. Pratt	58,800	—	—	58,800	—	—	—
Credit Facility - Revolving Line	96,000	—	—	—	96,000	—	—
Credit Facility - Term Loan	125,000	—	—	—	—	125,000	—
One BriarLake Plaza - mezzanine	14,734	66	97	110	121	134	14,206
One BriarLake Plaza	80,961	938	1,326	1,417	1,501	1,589	74,190
	1,124,688	$ 121,317	$ 560,609	$ 130,021	$ 97,622	$ 126,723	$ 88,396
unamortized premium (discount)	(213)						
Consolidated notes payable	$1,124,475						
Notes associated with investments in unconsolidated entities and excluded from the consolidated balance above:							
Wanamaker Building - retail (60%)	$ 5,400	$ 5,400	$ —	$ —	$ —	$ —	$ —
Wanamaker Building - office (60%)	2,686	553	769	806	558	—	—
Wanamaker Building - office (60%)	44,169	648	897	937	974	1,013	39,700
Paces West (10%) (1)	7,729	—	—	7,729	—	—	—
	59,984	$ 6,601	$ 1,666	$ 9,472	$ 1,532	$ 1,013	$ 39,700
unamortized premium (discount)	(114)						
Total unconsolidated notes payable	$ 59,870						
Notes associated with real estate held for sale							
Fifth Third - Columbus	$ 49,423	$ 525	$ 48,898	$ —	$ —	$ —	$ —
Fifth Third - Cleveland	47,129	585	46,544	—	—	—	—
	96,552	$ 1,110	$ 95,442	$ —	$ —	$ —	$ —
unamortized premium (discount)	272						
Total notes payable associated with assets held for sale	$ 96,824						
Total notes payable (2)	$1,281,224	$ 129,028	$ 657,717	$ 139,493	$ 99,154	$ 127,736	$ 128,096
% of principal payments due by year	100%	10%	51%	11%	8%	10%	10%

(1) Paces West debt consists of an A note of $6.5 million and a B note of $1.2 million. Payment of the B note is only required if the distributions from the joint venture achieve certain investment return thresholds.

(2) Includes consolidated notes payable, our share of unconsolidated notes payable, and notes payable associated with real estate held for sale and excludes unamortized premium (discount).

Supplemental Operating and Financial Data

TIER REIT

1st Quarter
Page 28

Definitions of Non-GAAP Financial Measures We use non-GAAP financial measures in our public filings and other public disclosures. These non-GAAP financial measures are defined below. Funds from Operations (“FFO”) and Modified Funds from Operations (“MFFO”) Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance. FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance. We use FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in the April 2002 “White Paper on Funds From Operations” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated joint ventures and partnerships which resulted from measurable decreases in the fair value of the depreciable real estate held by the joint venture or partnership), plus depreciation and amortization on real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests. The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods. Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows are taken into account in determining whether an impairment charge has been incurred. While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property which we may not recover. We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income. Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses. Since FFO was promulgated, several new accounting pronouncements have been issued, such that the presentation of FFO alone may be insufficient to evaluate operating performance. Accordingly, in addition to FFO, we use MFFO, as defined by the Investment Program Association (“IPA”). The IPA definition of MFFO excludes from FFO the following items: (1) (2) (3) (4) (5) acquisition fees and expenses; straight-line rent amounts, both income and expense; amortization of above-or below-market intangible lease assets and liabilities; amortization of discounts and premiums on debt investments; impairment charges on real estate related assets to the extent not already excluded from net income in the calculation of FFO, such as impairments of non-depreciable properties, loans receivable, and equity and debt investments; gains or losses from the early extinguishment of debt; gains or losses on the extinguishment or sales of hedges, foreign exchange, securities, and other derivative holdings except where the trading of such instruments is a fundamental attribute of our operations; gains or losses related to fair value adjustments for interest rate swaps and other derivatives not qualifying for hedge accounting, foreign exchange holdings, and other securities; gains or losses related to consolidation from, or deconsolidation to, equity accounting; gains or losses related to contingent purchase price adjustments; and adjustments related to the above items for unconsolidated entities in the application of equity accounting. (6) (7) (8) (9) (10) (11) We believe that MFFO is a helpful measure of operating performance because it excludes certain non-operating activities and certain recurring non-cash operating adjustments as outlined above. Accordingly, we believe that MFFO can be a useful metric in assessing the sustainability of operating performance. As explained below, management’s evaluation of our operating performance excludes the items considered in the calculation of MFFO based on the following economic considerations: • Acquisition fees and expenses. In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analyses differentiate costs to acquire the investment from the operations derived from the investment. GAAP requires acquisition costs related to business combinations and investments be expensed. We believe by excluding expensed acquisition costs, MFFO provides useful supplemental information that is comparable for our real estate investments and is consistent with management’s analysis of the investing and operating performance of our properties. Adjustments for straight-line rents and amortization of discounts and premiums on debt investments. In the application of GAAP, rental receipts and discounts and premiums on debt investments are allocated to periods using various systematic methodologies. This application will result in income recognition that could be significantly different than the underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. Adjustments for amortization of above-or below-market intangible lease assets. Similar to depreciation and amortization of other real estate related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes predictably over time and that these charges be recognized currently in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the realized economics of our real estate assets and aligns results with management’s analysis of operating performance. Impairment charges and gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting. Each of these items relates to a fair value adjustment, which, in part, is based on the impact of current market fluctuations and underlying assessments of general market conditions which may not be directly attributable to our current operating performance. As these gains • • • Supplemental Operating and Financial Data TIER REIT 1st Quarter Page 29

or losses relate to underlying long-term assets and liabilities where we are not speculating or trading assets, management believes MFFO provides useful supplemental information by focusing on the changes in our core operating fundamentals rather than changes that may reflect anticipated gains or losses. In particular, because in most circumstances GAAP impairment charges are not allowed to be reversed if the underlying fair values improve or because the timing of impairment charges may lag the onset of certain operating consequences, we believe MFFO provides useful supplemental information related to current consequences, benefits and sustainability related to rental rates, occupancy, and other core operating fundamentals. Adjustment for gains or losses related to early extinguishment of hedges, debt, consolidation or deconsolidation, and contingent purchase price. Similar to extraordinary items excluded from FFO, these adjustments are not related to our continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators. • By providing MFFO, we believe we are presenting useful information in the analysis of long-term operating activities. Many of these adjustments are similar to adjustments required by SEC rules for the presentation of pro forma business combination disclosures, particularly acquisition expenses, gains or losses recognized in business combinations, and other activity not representative of future activities. MFFO also provides useful information in analyzing comparability between reporting periods in assessing the sustainability of our operating performance. MFFO is primarily affected by the same factors as FFO, but without certain non-operating activities and certain recurring non-cash operating adjustments; therefore, we believe fluctuations in MFFO are more indicative of changes and potential changes in operating activities. MFFO is also more comparable in evaluating our performance over time. We also believe that MFFO is a recognized measure of sustainable operating performance by the real estate industry and is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that do not have a similar level of involvement in acquisition activities or are not similarly affected by impairments and other non-operating charges. FFO or MFFO should neither be considered as an alternative to net income (loss), nor as indications of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions. Additionally, the exclusion of impairments limits the usefulness of FFO and MFFO as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO. Both FFO and MFFO are non-GAAP measurements and should be reviewed in connection with other GAAP measurements. Our FFO attributable to common stockholders and MFFO attributable to common stockholders as presented may not be comparable to amounts calculated by other REITs that do not define these terms in accordance with the current NAREIT or IPA definitions or that interpret those definitions differently. Funds Available for Distribution (“FAD”) FAD is a non-GAAP financial measure that we define as MFFO, excluding fair value mark to market adjustments, non-real estate depreciation and amortization, non-cash stock-based compensation expense, accretion of Series A Convertible Preferred Stock, the amortization of financing costs, and realized gains (losses) from the early extinguishment of derivatives, less recurring capital expenditures, each as adjusted for our pro rata share of consolidated and unconsolidated amounts. Recurring capital expenditures are those capital expenditures, tenant improvements, leasing commissions and deferred lease incentives that are incurred to maintain current in-place rents including the leasing costs incurred to replace tenants upon lease expiration. Recurring capital expenditures exclude non-recurring capital expenditures. Non-recurring capital expenditures are those capital expenditures (1) incurred to change the class or characterization of an asset, (2) identified as deferred capital needs at the acquisition of a property and were incurred within a reasonable period of time subsequent to the property’s acquisition, or (3) incurred for tenant improvements, leasing commissions, or deferred lease incentives within twelve months of acquisition to lease space that was vacant at acquisition and costs incurred to lease space that has been vacant for at least twelve months. Although our FAD may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. We believe that net income is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Net Operating Income (“NOI”) NOI is a non-GAAP financial measure equal to rental revenue, less property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses. Our management uses NOI internally as a performance measure and believes NOI is useful to investors as a performance measure because NOI reflects only those income and expense items that are incurred at the property level and is therefore a useful measure for evaluating a property’s performance. Using NOI on a comparative basis allows investors to evaluate property level performance to: (a) hold management accountable for maintaining or increasing property level NOI from period to period and (b) compare the operating performance of our properties in a given market with the operating performance of other real estate companies in the same market, and consequently allocate their own investment capital accordingly. Further, we use NOI internally as a performance measure and believe NOI is useful to investors as a performance measure because, when compared year over year, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and general and administrative expenses on an un-leveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. Certain items such as interest expense, while included in net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization are excluded from NOI because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, and, instead, real estate values have historically risen or fallen with market conditions. NOI presented by us may not be comparable to NOI reported by other REITs that do not define NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Supplemental Operating and Financial Data TIER REIT 1st Quarter Page 30

Same Store GAAP NOI and Same Store Cash NOI Same Store GAAP NOI is a non-GAAP financial measure equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store GAAP NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above-and below-market rent. The same store properties include our consolidated operating properties owned and operated for the entirety of the current and comparable periods. We view Same Store GAAP NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of consolidated properties owned and operating for the entirety of the current and comparable periods and therefore eliminate variations caused by acquisitions or dispositions during the periods under review. Same Store GAAP NOI and Same Store Cash NOI presented by us may not be comparable to Same Store GAAP NOI or Same Store Cash NOI reported by other REITs that do not define Same Store GAAP NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store GAAP NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store GAAP NOI and Same Store Cash NOI should not be considered as alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) EBITDA, a non-GAAP financial measure, is defined as net income (loss), plus interest expense, income tax expense, and depreciation and amortization expense, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries, and noncontrolling interests. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to service or incur debt. Supplemental Operating and Financial Data TIER REIT 1st Quarter Page 31